SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 30, 1999





                        NORTECH FOREST TECHNOLOGIES, INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                 DELAWARE                  33-21842-C           06-1342912
                 --------                  ----------           ----------
   (State or Other Jurisdiction of        (Commission       (I.R.S. Employer
    Incorporation or Organization)        File Number)    Identification Number)



                        2233 UNIVERSITY AVENUE, SUITE 225
                          ST. PAUL MINNESOTA 55114-1696
          (Address of Principal Executive Offices, Including Zip Code)



Registrant's Telephone Number (including area code): (651) 645-5454






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              ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



Effective August 30, 1999, the Stockholders and the Board of Directors of Nortech Forest Technologies, Inc. (the "Company"), acting on the recommendation of management, approved the engagement of Lund Koehler Cox & Arkema LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Lund Koehler Cox & Arkema LLP replaces the firm of Stirtz Bernards Boyden Surdel & Larter, who was dismissed effective August 30, 1999 as the Company's certified public accountants responsible for auditing the Company's financial statements.

Stirtz Bernards Boyden Surdel & Larter reports for the last two fiscal years contained an emphasis paragraph with respect to the Company's ability to continue as a going concern without obtaining additional capital due to recurring losses and negative cash flows from operations. Stirtz Bernards Boyden Surdel & Larter reports contained no adverse opinions, disclaimers, qualifications or modifications as to audit scope, accounting principles, or uncertainty, other than the previously mentioned uncertainty.

For each of the two fiscal years ended December 31, 1998 and December 31, 1997 respectively, and in the subsequent interim period, there were no disagreements with Stirtz Bernards Boyden Surdel & Larter on any matters of accounting principles or practices, financial statement disclosure, the Company's internal controls, reliability of management's representations, or auditing scope and procedures which, if not resolved to make the satisfaction of Stirtz Bernards Boyden Surdel & Larter, would have caused Stirtz Bernards Boyden Surdel & Larter to make reference to the matter in their reports.

A copy of this disclosure is being provided to Stirtz Bernards Boyden Surdel & Larter via facsimile concurrently with the filing of this report.


                    ITEM 7. FINANCIAL STATEMENT AND EXHIBITS


(c)            EXHIBITS

(16.1)         Letter regarding change in certifying accountant.





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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                      NORTECH FOREST TECHNOLOGIES, INC.
                                                          (Registrant)







Dated: August 31, 1999                By: (s) Calvin E. Blanchard
                                         ------------------------
                                           Calvin E. Blanchard
                                           Chief Operating Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION

(16.1)        Letter regarding change in certifying accountant.




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